SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)
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Greenville Federal Financial Corporation
(Name of Registrant as Specified In Its Charter)

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GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
     Notice is hereby given that the 2008 Annual Meeting of Stockholders of Greenville Federal Financial Corporation (“GFFC”) will be held at Romer’s Catering and Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 28, 2008, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”), for the following purposes, which are more completely set forth in the accompanying Proxy Statement:
1.	To elect two directors of GFFC for terms expiring in 2011;

2.	To consider and vote upon the ratification of the selection of BKD LLP as GFFC’s independent registered public accounting firm for fiscal year 2009; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Only stockholders of GFFC of record at the close of business on August 31, 2008, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

By Order of the Board of Directors
/s/ David M. Kepler
David M. Kepler
President and Chief Executive Officer

Greenville, Ohio
September 16, 2008

GREENVILLE FEDERAL FINANCIAL CORPORATION
690 Wagner Avenue
Greenville, Ohio 45331
(937) 548-4158
PROXY STATEMENT
PROXIES
     The enclosed proxy (the “Proxy”) is being solicited by the Board of Directors of Greenville Federal Financial Corporation, a federally chartered corporation (“GFFC”), for use at the Annual Meeting of Stockholders of GFFC to be held at Romer’s Catering & Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 28, 2008, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”). Without affecting any vote previously taken, the Proxy may be revoked by a stockholder by execution of a later dated proxy that is received by GFFC before the Proxy is exercised or by giving notice of revocation to GFFC in writing or in open meeting before the Proxy is exercised. Attendance at the Annual Meeting will not, of itself, revoke a proxy.
     Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:
     FOR the re-election of Richard J. O’Brien and Eunice F. Steinbrecher as directors of GFFC for terms expiring in 2011; and
     FOR the ratification of the selection of BKD LLP as GFFC’s independent registered public accounting firm for fiscal year 2009.
     The cost of soliciting Proxies will be borne by GFFC. Proxies may be solicited by the directors, officers and other employees of GFFC and Greenville Federal, the wholly owned subsidiary of GFFC, in person or by telephone, mail, facsimile or electronic mail only for use at the Annual Meeting by the same methods. Proxies solicited in connection with the Annual Meeting will not be used for any other meeting.
     Only stockholders of record as of the close of business on August 31, 2008 (the “Voting Record Date”), are entitled to vote at the Annual Meeting. Each such stockholder will be entitled to cast one vote for each share of common stock owned. GFFC’s records disclose that, as of the Voting Record Date, there were 2,298,411 votes entitled to be cast at the Annual Meeting.
     This Proxy Statement is first being mailed to stockholders of GFFC on or about September 26, 2008.

VOTE REQUIRED
     A majority of the votes eligible to be cast at the Annual Meeting must be present in person or by proxy to establish a quorum. Shares held by a nominee for a beneficial owner which are represented in person or by proxy but which are not voted (“non-votes”) and abstentions are counted as present for purposes of establishing a quorum.
     Under GFFC’s Bylaws, the two nominees receiving the greatest number of votes will be elected as directors. Each stockholder is entitled to cast one vote for each share owned. Stockholders may not cumulate votes in the election of directors. Directors are elected by a plurality of the votes cast, without regard to either non-votes or proxies as to which the authority to vote for the nominees being proposed is withheld.
     The ratifications of the selection of BKD LLP as the independent registered public accounting firm for fiscal year 2009 requires the approval of the holders of a majority of the shares of GFFC represented at the meeting and entitled to vote on that matter. Abstentions will have the effect of a vote against the ratification, but non-votes will not be counted as represented and entitled to vote at the Annual Meeting and will have no effect on the vote.
     Because Greenville Federal MHC holds in excess of 50% of the outstanding common stock of GFFC, the votes cast by Greenville Federal MHC will ensure the presence of a quorum and determine the outcome of the election of the nominees and the ratification of the appointment of the independent registered public accounting firm.
     If the enclosed Proxy is signed and dated by the stockholder, but no vote is specified thereon, the shares held by such stockholder will be voted FOR the election of the two nominees and FOR the ratification of the selection of BKD as GFFC’s independent registered public accounting firm for fiscal year 2009.
VOTING SECURITIES AND OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information with respect to the only person known to GFFC to own beneficially more than five percent (5%) of the outstanding common stock of GFFC as of September 12, 2008. Greenville Federal MHC acquired such stock in connection with the reorganization of Greenville Federal effective on January 4, 2006, in which GFFC was formed and became a public company.

	Amount and nature of	Percent of
Name and address	beneficial ownership	shares outstanding

Greenville Federal MHC
690 Wagner Avenue Greenville, Ohio 45331	1,264,126	55.0%

     The following table sets forth certain information with respect to the number of shares of GFFC common stock beneficially owned by each director and executive officer of GFFC named in the Summary Compensation Table and by all directors and executive officers of GFFC as a group at September 12, 2008. GFFC directors and executive officers are also directors and executive officers of Greenville Federal MHC.

	Amount and nature of
	beneficial ownership				Percent of
Name and address (1)	Sole		Shared		shares outstanding

David T. Feltman	8,268	(2)	7,868	(3)	0.70%
David M. Kepler	22,840	(4)	16,005	(5)	1.69%
George S. Luce, Jr.	11,400	(2)(6)	11,600	(3)	1.00%
Richard J. O’Brien	3,361	(2)	19,787	(3)(7)	1.01%
Eunice F. Steinbrecher	16,400	(2)	16,748	(3)(7)	1.44%
James W. Ward	11,400	(2)(6)	11,600	(3)	1.00%
David R. Wolverton	23,400	(2)	1,600	(3)	1.09%
All directors and executive officers as a group (8 persons)	103,429	(8)	77,154	(9)	7.81%

(1)	Each of the persons listed in this table may be contacted at the address of GFFC.

(2)	Includes 1,000 shares subject to an option exercisable within the next 60 days.

(3)	Includes 1,600 shares awarded to the director and held in the Greenville Federal Financial Corporation 2006 Equity Plan Trust (the “Trust”), with respect to which the director has only voting power.

(4)	Includes 5,600 shares subject to an option exercisable within the next 60 days.

(5)	Includes 11,005 shares in the aggregate held in the Greenville Federal Financial Corporation Employee Stock Ownership Plan (the “ESOP”) and in the Trust, with respect to which Mr. Kepler has only voting power.

(6)	Includes 10,000 shares pledged as security for a loan.

(7)	Includes 15,148 shares held as Trustee of the Trust, which have not been awarded and with respect to which the Trustees have voting power. Does not include 24,760 shares held in the Trust which have been awarded and with respect to which the Trustees must vote as directed by the award recipient and which may be disposed of only as directed by the Trust Agreement.

(8)	Includes 3,360 shares subject to an option exercisable within the next 60 days by an officer who is not a director or a named executive officer.

(9)	Includes 7,094 shares in the aggregate held in the ESOP and in the Trust for an officer who is not a director or named executive officer and who has only voting power with respect to such shares. The shares held in the Trust are counted only once in determining the total number of shares owned by all directors and executive officers as a group.

PROPOSAL 1: ELECTION OF DIRECTORS
     GFFC’s Bylaws provide for a Board of Directors consisting of seven persons, divided into three classes as nearly equal in number as possible. The members shall be elected for a term of three years and until their successors are elected and qualified. One class is to be elected by ballot annually. In accordance with Article II, Section 13, of the Bylaws, nominees for election as directors may be proposed only by the directors or by any stockholder entitled to vote for the election of directors if such stockholder has submitted a written notice of a proposed nominee to the Secretary of GFFC at least five days before the date of the annual meeting. Moreover, if the directors of GFFC fail or refuse to deliver nominations to the Secretary of GFFC at least 20 days prior to the date of the annual meeting, nominations may also be made at the annual meeting by any stockholder entitled to vote.
     GFFC has appointed a Nominating Committee to consider nominees and make recommendations to the full Board of Directors. The Nominating Committee will consider nominees for directors of GFFC recommended by a stockholder who submits the person’s name and qualifications in writing. The Nominating Committee has no specific minimum qualifications for a recommended candidate, and the committee will not consider stockholder-recommended candidates differently from others. The Nominating Committee considers:
•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	relationships in the communities in which GFFC does business;

•	ability and willingness to commit adequate time to Board and committee responsibilities;

•	the individual’s skills and experiences and how they fit with those of other directors and potential directors and satisfy the needs of GFFC; and

•	whether the potential nominees are stockholders of GFFC.
     The Nominating Committee makes its recommendation to the Board of Directors, and nominees are selected by vote of all of the directors of the Board of Directors.
     The Board of Directors proposes the election of the following persons to serve until the Annual Meeting of Stockholders in 2011 and until their successors are duly elected and qualified or until their earlier resignation, removal from office or death:

			Director of Greenville	Director of
Name	Age	Position(s) held	Federal since	GFFC since

Richard J. O’Brien	62	Director	1996	2005
Eunice F. Steinbrecher	67	Director	1979	2005

     Mr. O’Brien was the President of Q. O. B. Electric, Inc., an electrical contractor located in Dayton, Ohio, from 1988 until he retired from that position as of July 1, 2005. Mr. O’Brien became the Caretaker of the Greenville Union Cemetery in February 2006 and currently serves as a volunteer.
     Ms. Steinbrecher has been the Chair of the Board of Messiah College in Grantham, Pennsylvania, since 2000, as well as Chair of various committees of that Board. Ms. Steinbrecher also engages in land development as President of SF Folio I, LLC, in Greenville, Ohio.
     If either nominee is unable to stand for election, any proxies granting authority to vote for such nominee will be voted for the substitute recommended by the Board of Directors.
     The following directors will continue to serve after the Annual Meeting for the terms indicated.

			Director of	Director of
			Greenville Federal	GFFC	Term
Name	Age	Positions(s) held	since	since	expires

David T. Feltman	73	Director	1980	2005	2010
David M. Kepler	57	Director, President, CEO	1988	2005	2010
George S. Luce, Jr.	47	Director	1996	2005	2009
James W. Ward	63	Director, Chairman of the Board	1981	2005	2009
David R. Wolverton	71	Director	1985	2005	2009
     Mr. Feltman retired in 1998 after service for eight years as the Director of Human Resources of Brethren Retirement Community. He has since served as Treasurer of Darke County Habitat for Humanity from 2000 to 2002, President of that organization from 2003 to 2004 and Treasurer of that organization since 2005. Mr. Feltman served as a director of Darke County Habitat for Humanity from 2000 to May 2008.
     Mr. Kepler started his career with Greenville Federal as a Management Trainee in 1973, became Assistant Secretary in 1976, advanced to Assistance Vice President in 1980, Vice President of Operations in 1985 and Executive Vice President in 1988, and then became President and Chief Executive Officer in 1997, in which position he has served since then. Mr. Kepler was first elected to the Board of Directors of Greenville Federal in 1988. Mr. Kepler is also on the board of the Ohio Bankers League’s affiliate, Ohio Bankers League Bank Services Inc.
     Mr. Luce has been a truck equipment salesperson for The Best Equipment Co., Inc., located in Indianapolis, Indiana, since 2002. From 2000 to 2002, Mr. Luce was employed as a salesperson for the John R. Jurgensen Company, Heavy Equipment Operation, selling aggregate materials.

     Mr. Ward has been a certified public accountant with Fry and Company in Greenville, Ohio, since 1967. He has also been a partner with Elm Street Realty, which owns and rents commercial properties, since 1993, and a director of Feet on the Ground Consulting, Inc., since 2004.
     Mr. Wolverton retired in 1997 from a career with Greenville Federal, starting as a teller in 1963 and rising through various positions until he was elected President and Chief Executive Officer in 1988. He currently provides management services for farms and other properties, is a member of the Board of AAA of Miami Valley and is a member of the Advisory Board of AAA Darke County.
Director independence
     The Board of Directors of GFFC has determined that each of its directors except Mr. Kepler is “independent” under the listing standards of The NASDAQ Stock Market LLC (“Nasdaq”).
Meetings of directors
     The Board of Directors of GFFC met 13 times for regularly scheduled and special meetings during the fiscal year ended June 30, 2008. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.
     Each director of GFFC is also a director of Greenville Federal. The Board of Directors of Greenville Federal met 14 times during the fiscal year ended June 30, 2008. No director attended fewer than 75% of the aggregate of such meetings and all meetings of the committees of which such director was a member.
Committees of directors
     The Board of Directors of GFFC has a Nominating Committee, an Audit Committee and a Compensation Committee.
     Nominating Committee. The Nominating Committee’s purpose is to identify and recommend individuals to the Boards of Directors of GFFC and Greenville Federal for nomination as members of the Boards of Directors of GFFC and of Greenville Federal and their committees and review the independence and other board memberships of directors. The full Boards of Directors review such recommendations and make the nominations. The committee consists of Messrs. Feltman, Luce and Wolverton, each of whom is “independent” under the listing standards of Nasdaq. A copy of the Nominating Committee Charter is available on GFFC’s website, www.greenvillefederal.com. The Nominating Committee met one time during fiscal year 2008.
     Audit Committee. The Audit Committee oversees the accounting and financial reporting process of GFFC and audits of GFFC’s financial statements. As part of its duties, the Audit Committee engages the independent auditors of GFFC and reviews and approves the annual independent audit report. The members of the Audit Committee are Messrs. Ward, Wolverton and Luce. Although GFFC’s stock is not listed on any stock exchange, the Board has determined that each of the members of the Audit Committee is “independent” under Nasdaq rules. The Audit Committee met five times during fiscal year 2008. A copy of the Audit Committee Charter is available on GFFC’s website, www.greenvillefederal.com. For a more detailed description of the duties of the Audit Committee, see “AUDIT COMMITTEE REPORT.”
     Compensation Committee. The Compensation Committee is responsible for establishing GFFC’s and Greenville Federal’s compensation philosophy, reviewing and approving corporate and individual goals relevant to CEO compensation, and making recommendations to the Boards of Directors of GFFC and Greenville Federal with respect to GFFC’s and Greenville Federal’s compensation and equity based plans for the directors and executive officers of GFFC and Greenville Federal. The Compensation Committee consists of Messrs. Feltman and O’Brien and Ms. Steinbrecher, each of whom is “independent” under applicable Nasdaq rules. The Compensation Committee met four times during fiscal year 2008. A copy of the Compensation Committee Charter is available on GFFC’s website, www.greenvillefederal.com.
Executive officers
     In addition to Mr. Kepler, the President and CEO of GFFC and Greenville Federal, Susan J. Allread, age 32, is an executive officer of both GFFC and Greenville Federal, holding the positions of Chief Financial Officer, Treasurer, Vice President and Secretary of both GFFC and Greenville Federal and Compliance Officer of Greenville Federal. Ms. Allread joined Greenville Federal in 1995 as a part-time teller. She became a Management Trainee in 1998; Staff Accountant and Compliance Auditor in 1999; Comptroller and Compliance Officer in 2001; Comptroller, Vice President, Compliance Officer and Corporate Secretary in 2004; Chief Financial Officer, Vice President, Secretary and Compliance Officer in 2005, and Chief Financial Officer, Treasurer, Vice President, Secretary and Compliance Officer in 2006. She became the Chief Financial Officer and Secretary of GFFC upon the issuance of GFFC’s charter in November 2005 and also the Treasurer and Vice President of GFFC in October 2006.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Processes and Procedures for Determining Director and Executive Officer Compensation
     In conjunction with GFFC’s annual budgeting process, management and GFFC’s Compensation Committee review thrift industry compensation survey information obtained from trade associations and comparable sized banks in the area, as well as GFFC’s current compensation structure. Some members of the Compensation Committee attended a compensation conference on competitive pay plans and performance guidelines. Based upon this review and information, an overall compensation budget for GFFC is established and approved by GFFC’s board.

     The Compensation Committee directly conducts Mr. Kepler’s and Ms. Allread’s performance reviews and recommends to the full Board of Directors of Greenville Federal their salaries based on their performance, the compensation survey information available and the overall compensation budget. Neither of the executive officers of GFFC participates in that process. The Compensation Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Compensation Committee.
     In addition to their base salaries, our executive officers receive allocations under GFFC’s employee stock ownership plan and Greenville Federal’s non-contributory defined contribution plan, both of which are described below under the heading “Retirement Benefits.” Participation in these plans is not limited to just officers, and all employees who meet specified eligibility requirements may participate. Also, our officers receive insurance benefits available to all full-time employees, which are considered by the Compensation Committee when determining salary levels and overall compensation.
     In June 2007, GFFC awarded stock options and retention shares pursuant to the Greenville Federal Financial Corporation 2006 Equity Plan (the “Equity Plan”) to all of the directors and executive officers of GFFC. In January 2008, GFFC awarded additional retention shares to Ms. Allread. As required by the Equity Plan, awards to executive officers were determined by the Compensation Committee, and awards to non-employee directors were determined by the full Board of Directors based upon the recommendations of the Compensation Committee.
     Once GFFC’s Compensation Committee and board have determined executive officer compensation for the year, the compensation of our executive officers (including the determinations of GFFC’s Compensation Committee) is further reviewed and approved by Greenville Federal’s full board of directors.
     Director fees for GFFC are set by the full Board of Directors of GFFC, and director fees for Greenville Federal are set by Greenville Federal’s Board of Directors, based on a review of director fees at comparably sized companies in the industry.
Directors’ compensation
     GFFC and Greenville Federal pay the following fees to their directors:
Greenville Federal Financial Corporation:
•	Annual retainer for all directors: $600, to be paid quarterly

•	Audit Committee and Compensation Committee fees: $100 per meeting

•	Annual retainer for each of Chairman of Audit Committee (Mr. Ward) and Chairman of Compensation Committee (Mr. Feltman): $600, to be paid quarterly

Greenville Federal:
•	Annual retainer for all directors: $12,000, to be paid quarterly

•	Annual retainer for Chairman of the Board (Mr. Ward): $9,200, to be paid quarterly

•	Per meeting fee for all non-employee directors: $200 per meeting attended

•	Per meeting fee for non-employee Executive Committee members: $100 per meeting attended

•	Special meeting fee for non-employee directors: $100 per special meeting attended
     Each of the directors is also a director of Greenville Federal MHC, which owns 55% of the outstanding common stock of GFFC. Greenville Federal MHC pays each director an annual retainer of $600.
     Each of the directors of GFFC also received awards under the Equity Plan in June 2007. Options awarded under the Equity Plan have terms of ten years, vest one fifth each year commencing on the first anniversary of the grant date and have exercise prices equal to an amount not less than the fair market value of a GFFC share of stock on the date of grant. Upon a change in control of GFFC, each option will be treated as provided in a separate written change in control or similar agreement between the participant and GFFC or a subsidiary, or, if no such agreement exists, will be cancelled in exchange for either cash or for the merger or acquisition consideration, as provided in the merger or acquisition agreement. Directors are also eligible for awards of retention shares, which vest one fifth each year commencing on the first anniversary of the date of grant. In the absence of a separate written change in control agreement between the participant and GFFC or a subsidiary, all restrictions on retention shares will lapse upon a change in control.
     The following tables set forth all compensation paid by GFFC and Greenville Federal to their directors during fiscal year 2008, excluding Mr. Kepler, whose compensation as a director of GFFC and Greenville Federal is included in the “Summary Compensation Table” below.
Director Compensation

	Fees earned	Stock	Option
Name	or paid in cash	awards (1)	awards (2)	Total
David T. Feltman	$16,600	$3,780	$1,530	$21,910
George S. Luce, Jr.	15,500	3,780	1,530	20,810
Richard J. O’Brien	15,450	3,780	1,530	20,760
Eunice F. Steinbrecher	17,600	3,780	1,530	22,910
James W. Ward	27,700	3,780	1,530	33,010
David R. Wolverton	15,400	3,780	1,530	20,710

(Footnotes on next page)

(1)	On June 29, 2007, each non-employee director was awarded 2,000 retention shares under the Equity Plan, all of which were outstanding and 400 of which for each non-employer director had been earned at June 30, 2008. The shares vest one fifth each year commencing on June 29, 2008. In accordance with generally accepted accounting principles and Financial Accounting Standard 123R, GFFC recognized expense in fiscal year 2008 in the amount set forth in the table.

(2)	On June 29, 2007, each non-employee director was awarded an option to purchase 5,000 shares of GFFC common stock under the Equity Plan, all of which were outstanding at June 30, 2008. Each option has an exercise price of $9.45 per share and a term of ten years and becomes exercisable one fifth each year beginning on June 29, 2008. In accordance with generally accepted accounting principles and Financial Accounting Standard 123R, GFFC recognized expense in fiscal year 2008 in the amount set forth in the table.
Executive officers’ compensation
     The following table presents certain information regarding the cash compensation received by David M. Kepler, the President and Chief Executive Officer of GFFC and Greenville Federal, for services rendered during the fiscal years shown. No other executive officer of Greenville Federal or GFFC received total compensation exceeding $100,000 during the periods shown.
Summary Compensation Table

Name and		Salary		Bonus	Stock		Option		All other
principal position	Year	($)		($)	awards		awards		compensation (1)		Total
David M. Kepler	2008	$174,138	(2)	$—	$21,168	(3)	$8,568	(4)	$9,692	(5)	$213,566
President, CEO	2007	162,600	(6)	—	—	(3)	—	(4)	20,065	(5)(7)	182,665

(1)	Does not include amounts attributable to dental, medical, vision, disability and life insurance and educational financial assistance made available to all full-time employees on a nondiscriminatory basis. Mr. Kepler receives no perquisites.

(2)	Includes a salary of $161,538 and directors’ fees of $12,600.
(Footnotes continued on next page)

(3)	On June 29, 2007, Mr. Kepler was awarded 11,200 retention shares under the Equity Plan. The shares vest one fifth each year commencing on June 29, 2008. In the absence of a separate written change in control agreement between Mr. Kepler and GFFC or a subsidiary, all restrictions on retention shares will lapse upon a change in control. Because the award was made on the last business day of fiscal year 2007, and in accordance with generally accepted accounting principles and Financial Accounting Standard 123R, GFFC recognized no expense for such award for fiscal year 2007. For fiscal year 2008, GFFC recognized expense in the amount expense set forth in the table. Refer to Note 13 of GFFC’s financial statements included in Item 8 of GFFC’s Form 10-K for the fiscal year ended June 30, 2008, for the assumptions used in estimating fair value.

(4)	On June 29, 2007, Mr. Kepler was awarded an option to purchase 28,000 shares of GFFC common stock under the Equity Plan for an exercise price of $9.45 per share. The option has a term of ten years and becomes exercisable one fifth each year commencing on June 29, 2008. Upon a change in control of GFFC, each option will be treated as provided in a separate written change in control or similar agreement between Mr. Kepler and GFFC or a subsidiary, or, if no such agreement exists, will be cancelled in exchange for either cash or for the merger or acquisition consideration, as provided in the merger or acquisition agreement. Because the award was made on the last business day of fiscal year 2007, and in accordance with generally accepted accounting principles and Financial Accounting Standard 123R, GFFC recognized no expense for such award for fiscal year 2007. For fiscal year 2008, GFFC recognized expense in the amount set forth in the table. Refer to Note 13 of GFFC’s financial statements included in Item 8 of GFFC’s Form 10-K for the fiscal year ended June 30, 2008, for the assumptions used in estimating fair value.

(5)	Consists of Greenville Federal’s $9,692 contribution to Mr. Kepler’s 401(k) defined contribution plan account. As of the date of printing of this Proxy Statement, the value of the allocation to Mr. Kepler’s ESOP account has not yet been determined.

(6)	Includes a salary of $150,000 and directors’ fees of $12,600.

(7)	Consists of Greenville Federal’s $9,054 contribution to Mr. Kepler’s 401(k) defined contribution plan account and the $11,011 value of GFFC stock allocated to Mr. Kepler’s ESOP account as of June 30, 2007.

     The following table sets forth information regarding equity awards granted to Mr. Kepler and outstanding at June 30, 2008, all of which were awarded on June 29, 2007, and are described in the footnotes to the Summary Compensation Table:
Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of	Number of
	securities	securities
	underlying	underlying			Number	Market value of
	unexercised	unexercised			of shares or units	shares or units of
	options (#)	options (#)	Option	Option	of stock that have	stock that have not
Name	exercisable	unexercisable	exercise price	expiration date	not vested (#)	vested ($)

David M. Kepler	5,600	22,400 (1)	$9.45	6/29/17	8,960 (1)	$64,109

(1)	All options become exercisable and all retention shares become vested one fifth each year commencing on June 29, 2008.
Employment agreement
     GFFC and Greenville Federal have entered into an employment agreement with Mr. Kepler. Mr. Kepler’s employment agreement has a three-year term commencing July 1, 2007, and a salary and performance review by the Boards of Directors not less often than annually, as well as inclusion of Mr. Kepler in any formally established employee benefit, bonus, pension and profit-sharing plans for which senior management personnel are eligible. The employment agreement also provides for vacation and sick leave.
     The employment agreement is terminable by GFFC and Greenville Federal at any time. In the event of termination by GFFC or Greenville Federal for “just cause,” as defined in the employment agreement, Mr. Kepler will have no right to receive any compensation or other benefits for any period after such termination. In the event of termination by GFFC or Greenville Federal other than for cause, at the end of the term of the employment agreement or in connection with a “change of control,” as defined in the employment agreement, Mr. Kepler will be entitled to a lump sum payment equal to the salary that would have been paid to Mr. Kepler for the remainder of the term of the employment agreement.
     The employment agreement also contains provisions with respect to the occurrence of a “change of control” (1) within six months after or within one year before the termination of Mr. Kepler’s employment by GFFC and Greenville Federal, or (2) within one year before a termination of employment at Mr. Kepler’s election upon certain changes in the capacity or circumstances in which Mr. Kepler is employed, a material diminution in Mr. Kepler’s base compensation or a material diminution in Mr. Kepler’s authority, duties or responsibilities. In the event of any such occurrence, Mr. Kepler will be entitled to payment of an amount equal to three times (1) the greater of his annual salary immediately before the change of control or his annual salary immediately before termination, plus (2) the highest annual bonus paid to Mr. Kepler during the five years before his termination, subject to certain possible adjustments. In addition,

Mr. Kepler would be entitled to reimbursement of premiums for continued coverage under Greenville Federal’s group health insurance plan for the period of time he is entitled to coverage under the group health plan of Greenville Federal under Section 4980B of the Internal Revenue Code of 1986, as amended, unless he is earlier eligible to participate in a group health benefit plan of another employer as a full-time employee. Mr. Kepler will also be entitled to reimbursement of premiums for disability and life insurance until the earlier of 18 months after termination of employment or the date on which Mr. Kepler is eligible to participate in a similar disability or life insurance plan of another employer as a full-time employee. The maximum Mr. Kepler may receive, however, is limited to an amount that will not result in the imposition of a penalty tax pursuant to Section 280G(b)(3) of the Internal Revenue Code or exceed limitations imposed by the Office of Thrift Supervision. “Control,” as defined in the employment agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote 50% or more of the voting stock of Greenville Federal or GFFC, the control of the election of a majority of Greenville Federal’s or GFFC’s directors, the exercise of a controlling influence over the management or policies of either company, or the reorganization, merger, consolidation or sale of the assets of Greenville Federal or GFFC, except the “control” exercised by Greenville Federal MHC and GFFC over their subsidiaries or our conversion from the mutual holding company structure to a full stock form of organization.
     The employment agreement entitles Mr. Kepler to a minimum annual salary and bonus of $162,000.
Retirement Benefits
     401(k) Plan. Greenville Federal offers to our employees a qualified, tax-exempt savings plan qualifying under Section 401(k) of the Internal Revenue Code. All employees who have completed at least 12 months of continuous employment during which they have worked at least 1,000 hours are eligible to participate.
     Participants are permitted to make salary reduction contributions to the 401(k) plan for calendar year 2007 of up to 50% of their annual salary, up to a maximum of $15,500, or $20,500 for participants over 50 years of age. Greenville Federal matches each contribution in an amount equal to 100% of the participant’s 401(k) deferrals for one year, up to 6% of their salary. All contributions currently made by participants are before-tax contributions, although participants also have the option to make after-tax contributions. All participant contributions and earnings and all matching contributions are immediately vested in full.
     Participants may invest amounts contributed to their 401(k) plan accounts in a broad array of investment options available under the 401(k) plan. Changes in investment directions among the funds are permitted on a periodic basis pursuant to procedures established by the plan administrator.
     Employee Stock Ownership Plan. GFFC has established the Greenville Federal Financial Corporation Employee Stock Ownership Plan (the “ESOP”) for the benefit of employees of GFFC and Greenville Federal who have completed at least one year of full-time service with GFFC or Greenville Federal. The ESOP borrowed funds from GFFC and used those funds to purchase 90,098 shares of GFFC stock. Shares released from the suspense account upon the payment of the loan are allocated to the accounts of participants on the basis of compensation. Except for participants who retire, become disabled, or die during the plan year, participants must have completed at least 1,000 hours of service and be employed on the last day of the plan year in order to receive an allocation. Benefits generally vest in full after five years of service, with current employees credited for years they served prior to the establishment of the ESOP. Benefits will be paid in GFFC common stock and in cash. Benefits may be payable upon retirement, death, disability or separation from service.
Certain transactions with Greenville Federal
     Prior to 2006, Greenville Federal made loans to directors, executive officers and employees on preferred terms, including reduced rates of interest and closing costs, for personal purposes, such as for their residences and automobiles, but not for business purposes. In December 2005, the Board of Directors of Greenville Federal determined to eliminate preferential terms for loans to directors and executive officers effective January 1, 2006. Each loan met the same underwriting criteria as required of other customers, with underwriting decisions based on the higher interest rate that would apply if the borrower ceased to be affiliated with Greenville Federal. Such loans did not, therefore, present any more risk than is presented by similar loans made to persons not affiliated with Greenville Federal.
     During the two fiscal years ended June 30, 2008, no director, executive officer or other related person had loans from Greenville Federal aggregating more than $120,000, except loans made in the ordinary course of business, made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Greenville Federal, and not involving more than the normal risk of collectibility or presenting other unfavorable features.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Under the federal securities laws, GFFC’s directors and executive officers and persons holding more than ten percent of the common shares of GFFC are required to report their ownership of common shares and changes in such ownership to the Securities and Exchange Commission and GFFC. The Securities and Exchange Commission has established specific due dates for such reports. Based upon a review of such reports, GFFC must disclose any failures to file such reports timely in Proxy Statements used in connection with annual meetings of stockholders. GFFC has determined that no failure to file such reports timely occurred during fiscal year 2008.
PROPOSAL 2: RATIFICATION OF SELECTION OF AUDITORS
     In June 2007, GFFC was informed by Grant Thornton that Grant Thornton’s Cincinnati, Ohio, financial institutions practice was being sold to BKD effective July 1, 2007. On July 5, 2007, the Audit Committee of GFFC dismissed Grant Thornton as its independent public accounting firm to audit GFFC’s financial statements. Grant Thornton’s report on the financial statements of GFFC for the two fiscal years ended June 30, 2006, did not contain an adverse opinion or a disclaimer of opinion, and neither of such reports was qualified or modified as to uncertainty, audit scope, or accounting principles. During such two fiscal years and the subsequent interim periods preceding the dismissal, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.
     Due to the fact that the partner at Grant Thornton who had led the audit of GFFC’s financial statements the previous year and reviewed GFFC’s quarterly reports to the Securities and Exchange Commission had left the employ of Grant Thornton and had joined BKD and based on the Audit Committee’s review of information about BKD, the Audit Committee determined to engage BKD on July 5, 2007, as its independent public accounting firm to audit GFFC’s financial statements for fiscal years 2007 and 2008. During GFFC’s fiscal years ended June 30, 2007 and 2006, and subsequent interim periods preceding BKD’s engagement, GFFC did not consult BKD regarding either (a) the application of accounting principles to a specified transaction, either completed or contemplated, or the type of audit opinion that might be rendered on GFFC’s financial statements, and neither was a written report provided to GFFC nor was oral advice provided to GFFC that was an important factor considered by GFFC in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement or event (as described in paragraph 304(a)(1)(iv) of Regulation S-B of the Securities and Exchange Commission).
     The Audit Committee of the GFFC Board of Directors has selected BKD LLP as GFFC’s independent registered public accounting firm for the fiscal year ending June 30, 2009. The selection is subject to ratification by the stockholders of GFFC. GFFC expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF BKD LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF GFFC FOR FISCAL YEAR 2009.

Audit and non-audit fees
     The following tables present the fees billed to GFFC and Greenville Federal by BKD LLP for the audit of GFFC’s annual financial statements and other services for the fiscal years ended June 30, 2008 and 2007:

	Year ended	Year ended
Type of fees	June 30, 2008	June 30, 2007
Audit fees (1)	$43,500	$46,010
Audit related fees (2)	7,040	—
Tax fees (3)	7,240	—
All other fees	—	—

(1)	Consists of fees for services for the audit of GFFC’s annual financial statements and review of GFFC’s Annual Report on Form 10-K for fiscal year 2008 and Form 10-KSB for fiscal year 2007.

(2)	Consists of fees for consultations on various accounting matters.

(3)	Consists of fees for services with respect to tax return preparation, tax compliance and tax planning.
     GFFC’s Audit Committee Charter requires the Audit Committee of the Board of Directors of GFFC to pre-approve all audit services and all permitted non-audit services to be performed by the independent auditor. In order to ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve non-audit services and fees permitted to be performed by the independent auditor under the Securities Exchange Act of 1934 and regulations of the Securities and Exchange Commission adopted thereunder. The Chairman is required to report any such pre-approval to the Audit Committee at the next Audit Committee meeting. The Audit Committee has pre-approved certain specific services up to specified fee limits, with a requirement that any such pre-approved service to be provided for a fee amount to exceed the specified limit must be re-submitted to the Audit Committee for pre-approval. All non-audit services described above were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors of GFFC is comprised of three directors, all of whom are considered “independent” under Rule 4200(a)(14) of the National Association of Securities Dealers’ listing standards. James W. Ward has been determined by the Board of Directors to be a financial expert. The Audit Committee is responsible for overseeing GFFC’s accounting functions and controls, as well as selecting and retaining an accounting firm to audit

GFFC’s financial statements. The Board of Directors and the Audit Committee have adopted a Charter to set forth the Audit Committee’s responsibilities.
     As required by the Charter, the Audit Committee received and reviewed the report of BKD regarding the results of its audit, as well as the written disclosures and the letter from BKD required by Independence Standards Board Standard No. 1. The Audit Committee reviewed and discussed the audited financial statements with the management of GFFC. A representative of BKD also discussed with the Audit Committee the independence of BKD from GFFC, as well as the matters required to be discussed by Statement of Auditing Standards 61. The Audit Committee determined that the provision by BKD of services to GFFC other than audit related services was compatible with maintaining BKD’s independence. Discussions between the Audit Committee and the representative of BKD included the following:
•	BKD’s responsibilities in accordance with generally accepted auditing standards

•	The initial selection of, and whether there were any changes in, significant accounting policies or their application

•	Management’s judgments and accounting estimates

•	Whether there were any significant audit adjustments

•	Whether there were any disagreements with management

•	Whether there was any consultation with other accountants

•	Whether there were any major issues discussed with management prior to BKD’s retention

•	Whether BKD encountered any difficulties in performing the audit

•	BKD’s judgments about the quality of GFFC’s accounting principles

•	BKD’s responsibilities for information prepared by management that is included in documents containing audited financial statements
     Based on its review of the financial statements and its discussions with management and the representative of BKD, the Audit Committee recommended to the Board of Directors that GFFC’s financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2008, to be filed with the SEC.
Submitted by:
James W. Ward, Chairman
George S. Luce, Jr.
David R. Wolverton
PROPOSALS OF STOCKHOLDERS
     Any proposals of stockholders intended to be included in the proxy statement for the 2009 Annual Meeting of Stockholders of GFFC should be sent to GFFC by certified mail and must be received by GFFC by May 29, 2009. In addition, if a stockholder intends to present a proposal at the 2009 Annual Meeting without including the proposal in the proxy materials related to that meeting, and if the proposal is not received by August 12, 2009, then the proxies designated by the Board of Directors of GFFC for the 2009 Annual Meeting of Stockholders of

the Company may vote, as directed by a majority of the Board of Directors, on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.
     Management knows of no other business that may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with the direction of a majority of the Board of Directors on any other matters that may be brought before the Annual Meeting.
COMMUNICATIONS WITH DIRECTORS AND
DIRECTOR ATTENDANCE AT MEETINGS
     The Board of Directors expects all directors to make every effort to attend meetings of the stockholders of GFFC. All directors attended the 2007 annual meeting.
     All written communications addressed to an individual director at the address of GFFC or one of the offices of a subsidiary of GFFC will be forwarded directly to the director. All written communications addressed to the Board of Directors at the address of GFFC or one of the offices of a subsidiary of GFFC will be presented to the full Board of Directors at a meeting of the Board of Directors.
     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO FILL IN, SIGN AND RETURN THE PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.

By Order of the Board of Directors

/s/ David M. Kepler
Greenville, Ohio	David M. Kepler
September 16, 2008	President and Chief Executive Officer

REVOCABLE PROXY
GREENVILLE FEDERAL FINANCIAL CORPORATION
Annual Meeting of Stockholders
October 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF GREENVILLE FEDERAL FINANCIAL CORPORATION
The undersigned stockholder of Greenville Federal Financial Corporation (“GFFC”) hereby constitutes and appoints George S. Luce, Jr., and David R. Wolverton, or either one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution, to vote at the Annual Meeting of Stockholders of GFFC to be held at Romer’s Catering and Entertainment Facility, 118 E. Main Street, Greenville, Ohio, on October 28, 2008, at 10:00 a.m., Eastern Daylight Saving Time (the “Annual Meeting”), all of the shares of GFFC that the undersigned is entitled to vote at the Annual Meeting, or at any adjournment thereof, on each of the following proposals, which are described in the accompanying Proxy Statement:
1.	The election of two directors for a term expiring in 2011:

	FOR	WITHHELD

01 Richard J. O’Brien	☐	☐
02 Eunice F. Steinbrecher	☐	☐
2.	The ratification of the selection of BKD LLP as GFFC’s independent registered public accounting firm for fiscal year 2009.

☐ FOR	☐ AGAINST	☐ ABSTAIN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE
PROPOSALS.
Important: Please sign and date this proxy on the reverse side.

[GFFC LOGO]	GREENVILLE FEDERAL FINANCIAL CORPORATION
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GREENVILLE FEDERAL FINANCIAL CORPORATION.
YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.
DETACH PROXY CARD HERE

This Proxy will be voted as directed by the undersigned shareholder. If this Proxy is executed and returned but no direction is given, this Proxy will be voted FOR proposals 1 and 2. If any other business is presented at the Annual Meeting, this Proxy will be voted as directed by a majority of the Board of Directors. At this time, the Board of Directors knows of no other business to be presented at the Annual Meeting.
All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting of Stockholders of GFFC, the accompanying Proxy Statement and the Annual Report to Stockholders is hereby acknowledged.

Date	Signature

Date	Signature
IMPORTANT: IF YOU RECEIVE MORE THAN ONE CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.
NOTE: Please sign your name exactly as it appears on this Proxy. Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please add your full title to your signature.